EXHIBIT 99.2

FANNIE MAE
MONTHLY SUMMARY

APRIL 2005

HIGHLIGHTS FOR APRIL INCLUDE:

•	Total business volume rose to $45.3 billion in April from $42.4 billion the previous month.

•	Total lender-originated MBS issues rose to $36.8 billion, as outstanding MBS liquidations rose to $33.7 billion, resulting in a 3.7 percent annualized growth rate in April.

•	The mortgage portfolio declined at a 16.3 percent annualized rate in April, compared with a 13.6 percent decline in March.

•	The conventional single-family delinquency rate fell five basis points to 0.59 percent in March. The multifamily delinquency rate fell one basis point to 0.09 percent.

•	The duration gap on Fannie Mae’s mortgage portfolio averaged negative one month in April.

MORTGAGE MARKET HIGHLIGHTS:

•	Fannie Mae estimates total single-family mortgage originations for 2005 will be about $2.4 trillion compared with last year’s volume of $2.7 trillion.

BUSINESS BALANCES AND GROWTH ($ in Millions) 1/

	Mortgage Portfolio, Gross 2/		Outstanding MBS 3/		Book of Business
	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/
May 2004	$878,386	(2.8%)	$1,354,160	0.7%	$2,232,546	(0.7%)
June 2004	891,210	19.0%	1,360,045	5.3%	2,251,255	10.5%
July 2004	892,724	2.1%	1,363,317	2.9%	2,256,041	2.6%
August 2004	895,428	3.7%	1,368,918	5.0%	2,264,345	4.5%
September 2004	904,543	12.9%	1,377,680	8.0%	2,282,223	9.9%
October 2004	913,246	12.2%	1,386,272	7.7%	2,299,518	9.5%
November 2004	912,608	(0.8%)	1,393,205	6.2%	2,305,813	3.3%
December 2004	904,555	(10.1%)	1,402,761	8.5%	2,307,316	0.8%
Full year 2004	$904,555	0.7%	$1,402,761	7.9%	$2,307,316	4.9%

January 2005	$890,834	(16.8%)	$1,416,038	12.0%	$2,306,871	(0.2%)
February 2005	875,245	(19.1%)	1,430,825	13.3%	2,306,070	(0.4%)
March 2005	864,648	(13.6%)	1,441,003	8.9%	2,305,652	(0.2%)
April 2005	851,936	(16.3%)	1,445,353	3.7%	2,297,288	(4.3%)
YTD 2005	$851,936	(16.5%)	$1,445,353	9.4%	$2,297,288	(1.3%)

BUSINESS VOLUMES ($ in Millions) 1/

	MBS
	Total	Fannie Mae	MBS Issues
	Lender-originated	MBS	Acquired	Portfolio	Business
	Issues 5/	Purchases 6/	by Others	Purchases	Volume
May 2004	$58,559	$10,670	$47,889	$26,686	$74,575
June 2004	53,692	13,330	40,362	37,164	77,526
July 2004	39,636	5,676	33,960	21,618	55,578
August 2004	34,961	4,676	30,285	21,787	52,072
September 2004	40,870	5,074	35,796	27,661	63,457
October 2004	38,289	3,665	34,623	27,142	61,766
November 2004	36,259	2,717	33,542	19,121	52,662
December 2004	39,375	1,642	37,732	13,016	50,748
Full year 2004	$527,146	$64,604	$462,542	$262,647	$725,189

January 2005	$37,457	$451	$37,006	$11,095	$48,101
February 2005	31,259	538	30,721	9,446	40,167
March 2005	31,493	326	31,166	11,206	42,372
April 2005	36,838	429	36,409	8,865	45,274
YTD 2005	$137,046	$1,744	$135,302	$40,611	$175,914

The single-family and multifamily MBS issues will no longer be shown separately on a monthly basis.

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions) 1/

				Mortgage
	Retained		Net	Portfolio
	Commitments	Purchases 7/	Purchase Yield 8/	Sales
May 2004	$28,389	$26,686	4.55%	$885
June 2004	29,668	37,164	4.44%	1,695
July 2004	19,504	21,618	4.44%	681
August 2004	24,683	21,787	4.14%	1,932
September 2004	30,783	27,661	3.61%	1,195
October 2004	19,356	27,142	3.59%	941
November 2004	11,887	19,121	4.16%	1,511
December 2004	9,330	13,016	4.71%	1,653
Full year 2004	$256,144	$262,647	4.22%	$16,449

January 2005	$797	$11,095	4.40%	$6,360
February 2005	3,099	9,446	4.73%	9,539
March 2005	10,587	11,206	4.79%	4,806
April 2005	5,654	8,865	5.04%	1,680
YTD 2005	$20,137	$40,611	4.72%	$22,384

1/	Represents unpaid principal balance.
2/	Excludes mark-to-market adjustments, deferred balances and allowance for losses. Includes $445 billion of Fannie Mae MBS as of April 30, 2005.
3/	MBS held by investors other than Fannie Mae’s portfolio.
4/	Growth rates are compounded.
5/	Excludes MBS issued from Fannie Mae’s portfolio, which was $1,688 million in April 2005.
6/	Included in total portfolio purchases.
7/	Fannie Mae is not providing a breakdown of mortgage portfolio purchases between single family and multifamily because the company is currently examining its processes for classifying mortgage purchases. Upon completion of this review, we will re-release the breakdown between single-family and multifamily and expect that certain previously reported purchases will be reclassified.
8/	Yields shown on a taxable-equivalent basis.

Numbers may not foot due to rounding.

LIQUIDATIONS ($ in Millions) 1/					DELINQUENCY RATES
	Mortgage Portfolio		Outstanding MBS		Single-family Conventional 2/
	Liquidations		Liquidations		Non-Credit	Credit		Multifamily
	Amount	Annual Rate	Amount	Annual Rate	Enhancement 3/	Enhancement 4/	Total 5/	Total 6/
May 2004	$27,917	38.09%	$48,013	42.56%	0.29%	1.61%	0.57%	0.14%
June 2004	22,783	30.90%	36,063	31.89%	0.29%	1.62%	0.57%	0.14%
July 2004	19,467	26.19%	31,363	27.64%	0.29%	1.65%	0.57%	0.13%
August 2004	17,179	23.06%	26,442	23.23%	0.30%	1.67%	0.58%	0.13%
September 2004	17,361	23.15%	27,168	23.74%	0.30%	1.72%	0.59%	0.12%
October 2004	17,529	23.14%	26,970	23.42%	0.32%	1.77%	0.62%	0.12%
November 2004	18,295	24.05%	28,104	24.27%	0.33%	1.84%	0.64%	0.10%
December 2004	19,449	25.69%	29,779	25.56%	0.33%	1.84%	0.63%	0.10%
Full year 2004	$240,201	26.87%	$374,688	27.58%

January 2005	$18,480	24.70%	$30,063	25.60%	0.35%	1.88%	0.65%	0.10%
February 2005	15,545	21.13%	24,107	20.32%	0.34%	1.84%	0.64%	0.10%
March 2005	17,049	23.52%	24,956	20.86%	0.31%	1.72%	0.59%	0.09%
April 2005	19,899	27.82%	33,740	28.05%
YTD 2005	$70,972	24.27%	$112,867	23.72%

AVERAGE INVESTMENT BALANCES ($ in Millions)

	Net	Liquid	Total Net
	Mortgages	Investments	Investments
May 2004	$866,855	$82,711	$949,567
June 2004	873,386	71,698	945,084
July 2004	883,135	63,078	946,213
August 2004	887,471	64,853	952,324
September 2004	895,590	69,256	964,846
October 2004	903,065	61,445	964,510
November 2004	907,233	62,836	970,069
December 2004	904,200	58,877	963,077
Full year 2004	$886,699	$67,510	$954,208

January 2005	$891,533	$66,667	$958,200
February 2005	878,378	54,626	933,003
March 2005	863,662	65,330	928,992
April 2005	851,828	58,269	910,097
YTD 2005	$871,350	$61,223	$932,573

INTEREST RATE RISK DISCLOSURE

Effective
Duration Gap 7/
(in months)
May 2004	3
June 2004	2
July 2004	0
August 2004	-2
September 2004	-2
October 2004	0
November 2004	-1
December 2004	-1

January 2005	-1
February 2005	0
March 2005	1
April 2005	-1

1/	Represents unpaid principal balance.
2/	Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.
3/	Loans without primary mortgage insurance or any credit enhancements.
4/	Loans with primary mortgage insurance and/or other credit enhancements.
5/	Total of single-family non-credit enhanced and credit enhanced loans.
6/	Includes loans and securities 60 days or more past due and is calculated based on mortgage credit book of business.
7/	The duration gap is a weighted average for the month.

Numbers may not foot due to rounding.

This information is subject to change as a result of the pending re-audit and restatement of Fannie Mae’s previously published financial statements. More information regarding the re-audit and restatement may be found in Form 8-Ks Fannie Mae filed with the Securities and Exchange Commission on December 22, 2004, March 18, 2005 and May 11, 2005.

For more information about Fannie Mae, please visit www.fanniemae.com or contact us at (202) 752-7115.